UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 24, 2013 (April 12, 2013)

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54729	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, John Pavia resigned as a director of Intellicell Biosciences, Inc. (the “Company”), effective immediately. There was no disagreement or dispute between Mr. Pavia and the Company which led to his resignation.

Item 8.01    Other Events

On April 5, 2013, a company owned by Dr. Victor, our chief executive officer, who is the primary tenant (“Tenant”) on the lease for the Company’s offices located at 460 Park Avenue, 17th Floor, New York, New York 10022 (the “Property”), received a notice (“Notice”) from the owner and landlord of the Property (the “Landlord”) that it is in default under the terms of the lease since it has failed to cause the discharge of the mechanic’s liens filed by JKT Construction Inc. d/b/a/ Corcon (“Corcon”) on the Property.  As previously disclosed on a Current Report on Form 8-K filed with the SEC on March 27, 2013,  on March 12, 2013, Tenant, the Company and Dr. Victor were served with notice that on February 27, 2013, Corcon filed a complaint (the “Corcon Complaint”) against, among other parties, Tenant, the Company and Dr. Victor, in the Supreme Court of the State of New York, Case No. 151778/2013, alleging, among other things, breach of contract, unjust enrichment, quantum meruit and foreclosure on a mechanics lien related to work performed in the build out of the Property.   Corcon is seeking, among other things, that their claims be determined to be a valid lien against the Property and that they be able to foreclose on and sell the Property, a judgment for any deficiency against, among other parties, the Company and Dr. Victor and an amount of compensatory damages not less than $442,334.03, plus interest, costs, attorneys’ fees and expenses.

Pursuant to the terms of the Notice, if the Tenant failed to discharge all of the mechanics liens by April 9, 2013, the Landlord may give to Tenant a written five (5) days’ notice of termination of the lease for the Property.  As of the date hereof, the Company has not received a notice of termination of the lease from the Landlord.  The Tenant has been in continuous discussions with the Landlord and is currently continuing to work on making further arrangements to honor the remaining obligations under the lease. There can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under the lease or that the Landlord will not exercise its rights under the lease or termination notice, including but not limited to, terminating the lease.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Letter of Resignation from John Pavia, dated April 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: April 24, 2013	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer